UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12


                          MONTEREY GOURMET FOODS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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         PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED
IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

                               [GRAPHIC OMITTED]
                          MONTEREY GOURMET FOODS, INC.

May 4, 2007


Dear Stockholder:

         This year's annual meeting of stockholders will be held on Friday, June 22, 2007 at 10:00 a.m., Pacific Daylight time, at the Embassy Suites Hotel Monterey Bay-Seaside, 1441 Canyon Del Rey, Seaside, California, 93955. You are cordially invited to attend.

         The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.

         After reading the Proxy Statement, please promptly complete, sign, and return the enclosed proxy in the prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

         A copy of the Company's Annual Report to Stockholders is enclosed for your review. At the annual meeting we will review Monterey Gourmet Foods' activities over the past year and our plans for the future.

         The Board of Directors and management look forward to seeing you at the annual meeting.


                                       Very truly yours,

                                       /s/ ERIC C. EDDINGS
                                       ----------------------------------------
                                       Eric C. Eddings
                                       President and Chief Executive Officer


IMPORTANT: Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                          MONTEREY GOURMET FOODS, INC.
                               1528 Moffett Street
                            Salinas, California 93905

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 22, 2007


TO THE STOCKHOLDERS:

         Please take notice that the annual meeting of the stockholders of Monterey Gourmet Foods, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 22, 2007, at 10:00 a.m., Pacific Daylight time, at the Embassy Suites Hotel Monterey Bay-Seaside, 1441 Canyon Del Rey, Seaside, California, 93955, for the following purposes:

         1. To elect nine (9) directors to hold office for one-year terms and until their respective successors are elected and qualified.

         2. To consider a proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.

         3. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on May 4, 2007, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

                                       By order of the Board of Directors

                                       /s/ SCOTT S. WHEELER
                                       -----------------------------------------
                                       SCOTT S. WHEELER
                                       Secretary and Chief Financial Officer

Salinas, California
May 4, 2007

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

         Your execution of the accompanying proxy is solicited by the Board of Directors of Monterey Gourmet Foods, Inc. a Delaware corporation, for use at its annual meeting of stockholders to be held on June 22, 2007, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about May 10, 2007.

                             SOLICITATION AND VOTING

         Voting Securities. Only stockholders of record as of the close of business on May 4, 2007 will be entitled to vote at the meeting and any adjournment thereof. As of May 4, 2007, we had 17,323,025 shares of Common
Stock outstanding, all of which are entitled to be voted with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Unless otherwise noted below, votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

         Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

         Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

         Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of Monterey Gourmet Foods a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Bylaws authorize a Board of Directors with five to nine members and management has nominated nine directors for election. At each Annual Meeting of Stockholders, directors are elected for a full term of one year to succeed those directors whose terms expire on such Annual Meeting date.

         Management's nominees for election to the Board of Directors, and certain information with respect to them, are set forth below. If elected, all nominees except as noted below will serve as directors until the Company's Annual Meeting of Stockholders in 2008, and until their successors are elected and qualified. Management knows of no reason why any nominee otherwise should be unable or unwilling to serve. However, if any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as management may designate.

         Nine directors are to be elected to the Company's Board of Directors at the 2007 Annual Meeting of Stockholders. Management's nominees for election are Charles B. Bonner, F. Christopher Cruger, John H. McGarvey, Michael P. Schall, Van Tunstall, James Wong, Walter L. Henning, Eric C. Eddings, and Scott S. Wheeler.

         In 2003, in order to encourage rejuvenation of the Board, the Board of Directors adopted a policy to mandate outside director retirement from the Board at the end of any director's annual term first ending after either serving 10 years (or five years from adoption of the policy, whichever period should be longer) on the Board or reaching the age of 72. Under this policy, Director F. Christopher Cruger would have been required to retire from the Board effective with the 2007 Annual Meeting, and three other directors (Bonner, Tunstall, Wong) would be required to leave the Board in 2008. In addition, the Nominating Committee under the direction of the Board has established criteria for new Board members and has begun the process of identifying and interviewing potential candidates.

         In order to insure the board's continued effectiveness, while forestalling any potential problems that might be occasioned by the attrition of four outside directors in close proximity, to include the Chairman and all three Committee Chairs, the Compensation/Nominating Committee has recommended, and the full Board of Directors has adopted, proposals to abandon the policy of mandatory retirement at age 72 and to convert the policy of mandatory retirement after 10 years of service into a guideline, with the Board retaining the authority to extend the term of any director in the best interests of the Company.

         Pursuant to the revised policy, the Board has determined, and Mr. Cruger has agreed, to extend Mr. Cruger's term (assuming that he is re-elected at the 2007 Annual Meeting) until December 31, 2007. At that time, the Board presently intends either to reduce the size of the Board or to replace Mr. Cruger with an acceptable individual to be selected meeting the Board's criteria for Board membership. At the same time, and further assuming their continued re-election at subsequent Annual Meetings of Shareholders, the Board voted to extend Mr. Bonner's term until December 31, 2008, Mr. Tunstall's term until December 31, 2009, and Mr. Wong's term until December 31, 2010. Upon retirement of these directors, the Board expects to follow procedures similar to those which it will follow with respect to the Board position currently occupied by Mr. Cruger.

              VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         If a quorum is present and voting, the nine nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. However, abstentions and broker non-votes will have no effect on the outcome of the vote.

         The Board of Directors recommends a vote "FOR" the nominees named above.

         The following table sets forth, for our current directors, including the nominees to be elected at this meeting, information with respect to their ages and background.

Name                         Age   Position                       Director Since
----                         ---   --------                       --------------
Charles B. Bonner            64    Director                           1995
F. Christopher Cruger        72    Director                           2001
John H. McGarvey             62    Director                           2006
Michael P. Schall            53    Director                           2001
Van Tunstall                 60    Chairman of the Board and          1997
                                   Director
James Wong                   60    Director                           1997
Walter L. Henning            62    Director                           1999
Eric C. Eddings              46    Chief Executive Officer,           2006
                                   President and Director
Scott S. Wheeler             52    Chief Financial Officer,           2004
                                   Corporate Secretary and
                                   Director

         Charles B. Bonner. Mr. Bonner served as a Director of the Company from 1993 through January 1995, and was reappointed as a Director effective September 1995. Mr. Bonner is Principal and Founder of Pacific Resources, Inc., a mergers and acquisitions advisory firm, a position he has held since September 1989. From 1975 to 1988 he was president of Bonner Packing Co., an $80MM dried fruit processing and marketing company which was sold to Dole Food Company in 1988. Mr. Bonner also serves as a director for Everything Metal Imaginable, Inc., and Scrip Advantage, Inc.

         F. Christopher Cruger. Mr. Cruger was elected to the Board of Directors in December of 2001. He is a retired investor and former senior manager or executive of several consumer product companies. Mr. Cruger joined McCormick and Company, a maker of spices and seasonings, in 1995 and served until 1999 as Vice-President and General Manager of the Food Service Group and as Chairman of McCormick's Global Food Service Council. Mr. Cruger was president and CEO of Tone Brothers, Inc., a spice producer, from 1985 to 1995. He is a Director of Kemin Industries, Inc.

         Eric C. Eddings, Mr. Eddings was appointed by the Board of Directors as President and Chief Executive Officer of Monterey Gourmet Foods in September 2006. Prior to his appointment, he was the President of the Natural Foods Division of Monterey Gourmet Foods, Inc. Previously, Mr. Eddings was the Chief Operating Officer and minority shareholder of CIBO Naturals, LLC which he and his associates purchased in June, 2002. CIBO Naturals was acquired by Monterey Gourmet Foods in January 2004 and later became part of the Natural Foods Division of Monterey Gourmet Foods. Prior to his employment with CIBO Naturals, Mr. Eddings was the Vice President Wholesale/Plant operations of Tully's Coffee Corporation in Seattle Washington. Mr. Eddings also has previously worked for Dreyers Grand Ice Cream, Haagen - Dazs Company and Frito Lay, Inc. Mr. Eddings has a Masters of Business Administration degree from the University of Redlands and a Bachelors of Arts degree in Business Administration from California State University at Fullerton.

         Michael P. Schall. Mr. Schall was elected to the Board of Directors in December of 2001. Mr. Schall is currently President of Strategic Marketing Methods, a consulting and advisory firm providing sales and marketing, business development advisory and new product expertise to the food and foodservice industries. Mr. Schall served as Senior Vice President of Sales, Marketing, and Direct Store Delivery for Wise Foods, a snack food company, from January 2002 until March 2003. From 2000 until January of 2002 he was President and CEO of the B. Manischewitz Company, one of the nation's largest kosher food companies. Prior to that Mr. Schall was President and CEO of Guiltless Gourmet, a food manufacturing company, from 1994 until its acquisition by Manischewitz. Mr. Schall held executive or senior management positions with Carnation Company, now Nestle S.A., Lawry's Foods Inc., a division of Unilever U.S., and Prepared Products Co.

         Van Tunstall. Mr. Tunstall was elected to the Board of Directors in February 1997. Since 1997, he has served as President of the Central Coast Group, a strategic consulting and business services firm. Mr. Tunstall has been an independent consultant with a variety of companies since 1997. Mr. Tunstall was a senior executive with Gilroy Foods, Inc., an international manufacturer of various food product ingredients, from 1977 to 1995. He served as President and Chairman of the Board of Gilroy Foods, Inc. from 1991 through 1995. Previously, Mr. Tunstall held several executive positions with McCormick & Company, Inc. Mr. Tunstall has also served on the boards of other food companies such as Rudi's Organic Bakery, Inc., Wildwood Natural Foods, Inc, and Cascade Specialties, Inc.

         James Wong. Mr. Wong was elected to the Board of Directors in March 1997. Following a career in the U.S. Marine Corps, he worked as a turnaround manager and productivity consultant at General Motors and subsequently at PepsiCo, working in the U.S. and overseas. Since leaving employment with PepsiCo in 1988, Mr. Wong has worked on five continents as an entrepreneur and management consultant facilitating business turnarounds, strategic alliances and technology transfers for PepsiCo and other companies. Mr. Wong is currently Chairman and a Director of FRSI, Inc., a technology exploration, development and integration company.

         Walter L. Henning. Mr. Henning was elected to the Board of Directors in December 1999 and elected as Vice-Chairman in 2006. He has over 35 years experience in the production and distribution of a multitude of food products, including spices, extracts, seasoning mixes, and dehydrated onion, garlic and capsicums. He has been responsible for 12 plants in 5 different companies, including Rykoff- Sexton, Burns- Philp, ConAgra, and McCormick & Co, Inc., and has served as Vice- President Operations for each company. He was responsible for world- wide supply chain operations for Tone Spices in Des Moines, IA, and while there was instrumental in establishing a joint- venture manufacturing plant in Cochin, India. He also served as Chairman of the State of Iowa's Manufacturing Council from 1990 - 1995. His responsibilities with both McCormick and ConAgra included managing an extensive farming operation as well as the largest onion/garlic dehydration facilities in the world. Mr. Henning has B.S. and M.S. degrees in Food Science and Technology from the University of California, and currently holds an APICS Certification in Production and Inventory Management. He retired from McCormick and Co. in January, 2007 after eight years of operations management and now devotes his primary effort to teaching at Cal State University- Monterey Bay. He is a faculty member in the School of Business where he teaches upper division courses in Operations Management.

         John H. McGarvey. Mr. McGarvey was elected to the Board of Directors in February 2006. He has served since 1990 as an associate and/or partner of Cybus Capital Markets, LLC, an investment bank specializing in capital placement and formation services for middle market companies in the food and agribusiness areas. Mr. McGarvey is an owner and director of McGarvey & Affiliates, a financial consulting firm. Currently, Mr. McGarvey serves on the boards of Cybus Capital Markets, LLC and Dominex LLC. Mr. McGarvey is a law graduate of Creighton University, received a Masters degree in Taxation from New York University, and has earned continuing education credit in finance from the Wharton Business School.

         Scott S. Wheeler. Mr. Wheeler joined the company in April 2003 as Corporate Controller, and was promoted to Chief Financial Officer, effective October 27, 2003 and was elected as a Board member in June 2004. His most recent position was Vice President and Financial Officer of KBC Edible Beans Division of ConAgra Foods, where he worked for three years. Prior to that he worked for Mallard's Food Products both when it was an independent company and after it was sold to Tyson Foods. He began his career at Mallard's Food Products in 1994 as Chief Financial Officer until 1999 when he was promoted to General Manager until joining KBC in April of 2000. Prior to joining Mallard's, Mr. Wheeler held a variety of positions with Basic American Foods over a thirteen-year period. He is a CPA with an MBA in finance from Golden Gate University in San Francisco, CA.


Board Meetings and Committees

         The Board of Directors held seven meetings during the calendar year ended December 31, 2006. The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Nominating Committee. During the last calendar year, all the directors attended all of the meetings of the Board and all of the committees of the Board of which each director was a member.

         Audit Committee. The members of the Audit Committee are Charles B. Bonner, who acts as Chairman of the Committee, Michael P. Schall and John H. McGarvey. Each of the Audit Committee members is independent for purposes of the NASDAQ Marketplace Rules as they apply to audit committee members. Mr. Bonner and Mr. McGarvey are audit committee financial experts, as defined in the rules of the Securities and Exchange Commission. The Audit Committee held eight meetings during the calendar year ended December 31, 2006. Four meetings were held in person and four meetings were held via conference call. The Committee operates under a written charter adopted by the Board of Directors, a copy of which will be provided free of charge to any stockholder upon written request to

         Scott Wheeler, Secretary, Monterey Gourmet Foods, Inc., 1528 Moffett Street, Salinas, California 93905. The Audit Committee provides oversight of financial management and the independent auditors and ensures that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management's policies and procedures. In performing these functions, the Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee is responsible for the appointment of the independent auditors.

         Compensation/Nominating Committee. The members of the Compensation/Nominating Committee are James Wong, who acts as Chairman of the Committee, F. Christopher Cruger, and Walter L Henning. Each of the members of this Committee is independent for purposes of the NASDAQ Marketplace Rules. The Compensation Committee's function is to set the compensation policy for the Company, review and recommend executive compensation, including officer salary levels, incentive compensation programs and stock option grants. The Nominating Committee researches and proposes potential candidates for the Company's Board of Directors and is responsible for executive recruitment matters. The Compensation/Nomination Committee held four meetings during the calendar year ended December 31, 2006. The Committee operates under a written charter, a copy of which will be provided free of charge upon written request to Scott Wheeler, Secretary, Monterey Gourmet Foods, Inc., 1528 Moffett Street, Salinas, California 93905.

         Corporate Governance Committee. The members of the Corporate Governance Committee are the Chairman of the Board and Chairmen of the Audit Committee and Compensation Committee. Van Tunstall, acts as Chairman of the Committee, and serves with James Wong and Charles B. Bonner. All three members of the Corporate Governance Committee are independent for purposes of the NASDAQ Marketplace Rules. The Corporate Governance Committee is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors. The Corporate Governance Committee held four meetings during the calendar year ended December 31, 2006.

Executive Sessions

         The non-employee directors met four times during 2006 in Executive Session without the CEO, CFO or any other member of management present.

Director Nominations

         The Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. In reviewing potential candidates for the Board, the committee considers individuals who have distinguished records for leadership and success in their area of activity and who will make meaningful contributions to the Board. The committee selects nominees for director on the basis of broad experience, character, integrity, wisdom, ability to make independent analytical inquiries, think strategically, as well as their understanding of the Company's business environment. Further criteria include a candidate's personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board.

         Potential candidates are screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

         If you would like the Nominating Committee to consider a prospective candidate, in accordance with our Bylaws, please submit the candidate's name and qualifications to: Scott Wheeler, Secretary, Monterey Gourmet Foods, 1528 Moffett Street, Salinas, California 93905.

Communications with Directors

         The Board of Directors maintains a process for stockholders to communicate with the Board or any Board member. Stockholders who desire to communicate with the Board should send any communication to the Company's Corporate Secretary, c/o Monterey Gourmet Foods, 1528 Moffett Street, Salinas, CA 93905. Any communication must state the number of shares of Common Stock beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is threatening or illegal, uses inappropriate expletive language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Annual Meetings

      It has been the longstanding practice of the Company for all directors to attend the Annual Meeting of Stockholders. All directors who were elected to the board at the last Annual Meeting were in attendance.

Committee Charters and Other Corporate Governance Materials

         The Board has adopted a charter for each of the committees described above and principles of corporate governance. The Board has also adopted a Code of Business Conduct that applies to all of our employees, officers and directors. A copy of the Code of Business Conduct, which also complies with the definition of a "code of ethics" under section 406(c) of the Sarbanes-Oxley Act of 2002, is available upon request to any stockholder. Requests should be addressed in writing to Mr. Scott Wheeler, Corporate Secretary, 1528 Moffett Street, Salinas, California 93905.

                                 PROPOSAL NO. 2

  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee of the Board of Directors of Monterey Gourmet Foods has selected BDO Seidman, LLP as independent registered public accounting firm to audit the consolidated financial statements of Monterey Gourmet Foods for the calendar year ending December 31, 2007. BDO Seidman, LLP has acted in such capacity since its appointment in fiscal year 1997. A representative of BDO Seidman, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

         The following table sets forth the aggregate fees billed to Monterey Gourmet Foods for the fiscal years ended December 31, 2006 and 2005 by BDO Seidman, LLP:

                                            Fiscal 2006    Fiscal 2005
                                            -----------    -----------
    Audit Fees (1)........................  $   318,000    $   288,000
    Audit-Related Fees (2)................  $    30,000    $    40,000
    Tax Fees (3)..........................  $    56,000    $    55,000
    All Other Fees .......................  $         0    $         0

         (1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements. Calendar year 2005 fees have been revised from the original 2005 filings to include additional fees billed in 2006 in relation to the 2005 audit.

         (2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services generally include fees for due diligence related to business acquisitions and equity awards.

         (3) Tax Fees consist of fees billed for professional services rendered for annual compliance filings, ongoing tax planning, and consultation regarding the tax implication of proposed or pending transactions.


Audit Committee Pre-Approval Policies and Procedures

         The Audit Committee must pre-approve audit and non-audit services provided to the Company by the independent registered public accounting firm (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee has the sole authority to approve the hiring and firing of the independent registered public accounting firm, all audit engagement fees, terms and all non-audit engagements, as may be permissible, with the independent registered public accounting firm. Pre-approval was obtained from the Audit Committee for all fees charged by the independent registered public accounting firm.

Vote Required and Board of Directors' Recommendation

         Approval of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of Common Stock of Monterey Gourmet Foods, Inc., either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2007.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

         The table below sets forth as of December 31, 2006, except as noted in the footnotes to the table, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the executive officers named in the Summary Compensation Table, and (iv) all such executive officers and directors of the Company as a group.

                                                        Shares Owned
                                               -------------------------------
                                                 Number             Percentage
Name and Address of Beneficial Owner (1)       of Shares             of Class
-----------------------------------------      ---------            ----------
Gruber and McBaine Capital Management (2)      2,528,055              14.6%
50 Osgood Place, Penthouse
San Francisco, CA 94133

T. Rowe Price Associates, Inc. (3)             1,267,400               7.3%
100 East Pratt Street
Baltimore, MD 21202

Dimensional Fund Advisors (4)                  1,410,462               8.1%
1299 Ocean Ave.
Santa Monica, CA 90401

AWM Investment Co., Inc. (5)                   1,105,041               6.4%
153 East 53rd Street
New York, NY  10022

F. Christopher Cruger (6)                         61,317                 *

Van Tunstall (7)                                 135,807                 *

Michael P. Schall (8)                             65,350                 *

James Wong (9)                                    86,000                 *

Charles B. Bonner (10)                           181,906               1.0%

Scott S. Wheeler (11)                             50,667                 *

Walter L. Henning (12)                           108,700                 *

Eric C. Eddings (13)                              74,000                 *

John H. McGarvey (14)                                  0                 *

James M. Williams  (15)                          156,650                 *

A. Martin Adams                                    6,215                 *

C. David Viviani                                  24,860                 *

All Officers and Directors as a group
(12 persons) (16)                                951,472               5.1%

_____________________
*    Represents less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within sixty (60) days after December 31, 2006 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under the Company's 2002 Stock Option

     Plan (the "2002 Stock Option Plan") generally become exercisable as the underlying shares vest. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Monterey Gourmet Foods, Inc., 1528 Moffett Street, Salinas, CA 93905.

(2) Jon D. Gruber and J. Patterson McBaine are the only managers of, and hold all executive offices of, Gruber and McBaine Capital Management LLC ("GMCM"), an investment advisor. GMCM is the general partner of Lagunitas Partners, L.P. ("Lag"), a California investment limited partnership. As of December 31, 2006, GMCM had shared voting and investment power over 2,528,055 shares; Mr. Gruber had sole voting and investment power over 322,820 shares and shared voting and investment power over 2,528,055 shares; Mr. McBaine had sole voting and investment power over 351,750 shares and shared voting and investment power over 2,528,055 shares; Lag has shared voting and investment power over 1,249,885 shares. Neither Mr. Gruber nor Mr. McBaine participate in the Management of the Company, direct the policies of the company, or serve on the Board of Directors of the Company.

(3) T. Rowe Price Associates, Inc ("Price Associates") had sole dispositive power for an entire holding of 1,267,400 shares and sole voting power over 267,400 shares. These securities are owned by various individual and institutional investors for whom Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) Dimensional Fund Advisors Inc ("Dimensional") an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled groups trusts and separate accounts directly or indirectly held 1,410,462 shares of Company stock. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over 1,410,462 shares. However, Dimensional disclaims beneficial ownership of these securities. In addition, no Dimensional officer serves as an executive officer or director of the Company.

(5) AWM Investment Co., Inc. ("AWM"), in its capacity of investment advisor, may be deemed to have beneficial ownership of 1,105,041 shares of the common stock of the Company. Mr. Austin W. Marxe and Mr. David M. Greenhouse are the controlling principals of AWM Investment Company, Inc. AWM had voting power and/or dispositive power over 1,105,041 shares.

(6) Includes 56,250 shares subject to options granted under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.

(7) Includes 111,667 shares subject to options granted under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.

(8) Includes 56,250 shares subject to options granted under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.

(9) Includes 80,000 shares subject to options granted under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.

(10) Includes 103,750 shares subject to options granted under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.

(11) Includes 46,667 shares subject to options granted under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.

(12) Includes 6,200 shares held in an IRA account in the name of Teresa A. Henning to which Mr. Henning claims beneficial ownership, and 80,000 shares subject to options granted under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.

(13) Includes 5,000 shares subject to options granted under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.

(14) Mr. McGarvey was elected to the Board of Directors in February 2006 and does not own any of the Company's stock and has not been issued any options under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.

(15) Includes 150,000 shares subject to options granted under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.
(16) Includes 689,584 shares subject to options granted under the 2002 Stock Option Plan which are exercisable within sixty (60) days of December 31, 2006.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

                      Compensation Discussion and Analysis

Overview of Compensation Policy

         The Company's Compensation Committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors the annual compensation for the executive officers of the Company. This Committee has the responsibility for establishing, implementing, and monitoring the Company's compensation strategy and policy. Among its principal duties, the Committee ensures that the total compensation of the executive officers is fair, reasonable and competitive.

Objectives and Philosophies of Compensation

         The primary objective of the Company's compensation policy, including the executive compensation policy, is to help attract and retain qualified, energetic managers who are enthusiastic about the Company's mission and products. The policy is designed to reward the achievement of specific annual and long-term strategic goals aligning executive performance with company growth and shareholder value. In addition, the Board of Directors strives to promote an ownership mentality among key leaders and the Board of Directors.

Setting Executive Compensation

         The compensation policy is designed to reward performance. In measuring executive officers' contribution to the Company, the Compensation Committee considers numerous factors including the Company's growth and financial performance as measured by revenue, gross margin and net income before taxes among other key performance indicators.

         Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Compensation Committee does not currently engage any consultant related to executive and/or director compensation matters.

         Stock price performance has not been a factor in determining annual compensation because the price of the Company's common stock is subject to a variety of factors outside of management's control. The Company does not subscribe to an exact formula for allocating cash and non-cash compensation. However, a significant percentage of total executive compensation is performance-based. Historically, the majority of the incentives to executives have been in the form of non-cash incentives in order to better align the goals of executives with the goals of stockholders.

Elements of Company's Compensation Plan

         The principal components of compensation for the Company's executive officers are:

         o        base salary
         o        performance-based incentive cash compensation
         o right to purchase the company's stock at a preset price (stock options)
         o        retirement and other benefits

         Base Salary

         The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.

         During its review of base salaries for executives, the Committee primarily considers:

         o        market data;
         o internal review of the executives' compensation, both individually and relative to other officers; and
         o        individual performance of the executive.

         Salary levels are typically evaluated annually as part of the Company's performance review process as well as upon a promotion or other change in job responsibility.

         Performance-Based Incentive Compensation

         The management incentive plan gives the Committee the latitude to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals, encourage the growth of stockholder value and allow key employees to participate in the long-term growth and profitability of the Company.

         For stock-based programs, the Committee may grant participants stock options which are the only non-cash incentive currently approved by the stockholders of the Company. In granting these awards, the Committee establishes parameters such as vesting schedules and terms of the grants.

         All awards of shares of the Company's stock options are made at the market price at the time of the award. Annual awards of stock options to executives are made at the Committee's regularly scheduled meeting while the stock options awarded to outside Board members are automatically granted at the regularly scheduled annual shareholders meeting.

         Newly hired or promoted executives receive their award of stock options on the first business day of their hire or promotion or at the time the Committee meets and approves such grants.

         Ownership Guidelines

         To directly align the interests of the Board of Directors with the interests of the stockholders, the Committee recommends that each Board member maintain a minimum ownership interest in the Company. Currently, the Compensation Committee recommends that each Board member own a minimum of 5,000 shares of the Company's common stock with such stock to be acquired within a reasonable time following election to the Board.

         Stock Option Program

         The Stock Option Program assists the Company to:

         o enhance the link between the creation of stockholder value and long-term executive incentive compensation;
         o provide an opportunity for increased equity ownership by executives; and
         o        maintain competitive levels of total compensation.

         Stock option award levels are determined based on market data, vary among participants based on their positions within the Company and are granted at the Committee's regularly scheduled meeting. Options are awarded at the NASDAQ's closing price of the Company's Common Stock on the date of the grant. The Committee has never granted options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

         The majority of the options granted by the Committee vest at a rate of 33% per year over the first three years of the ten-year option term. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights.

         Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program and its Employee Stock Purchase Plan in accordance with the requirements of FASB Statement 123(R), which requires that the fair value of options, calculated as of the date of grant, be expensed over the vesting period of each option.

         Retirement and Other Benefits

         All employees in the United States are eligible to participate in the Company's 401-k Retirement Plan. In addition, employees are entitled to participate in the Company's Employee Stock Purchase Plan.

         401-k Retirement Plan

         In 1996, the Company instituted a 401(k) Plan covering substantially all full-time employees with six months of service. Under the Plan, employees may elect to defer up to 15% of compensation (subject to certain limitations). Beginning in January 2003 the Company adopted a Safe Harbor Plan and currently matches employee contributions up to 4% of compensation. In addition, the Company may make an annual discretionary profit-sharing contribution. Employee contributions, Company matching contributions and related earnings are always 100% vested.

         Employee Stock Purchase Plan

         In October 1994, the Company's Board of Directors adopted a qualified employee stock purchase plan. Under the purchase plan, eligible employees (those who have completed one year of continuous employment with the Company) may purchase shares of the Company's common stock through payroll deductions not to exceed 10% of gross wages. The Company has reserved 200,000 shares of its common stock for issuance under the purchase plan, which remains in effect until terminated by the Company's Board of Directors, or until all of the shares reserved for under the purchase plan have been issued. Unless the Board has otherwise provided a higher amount prior to the commencement of an offering period, the offering exercise price for each purchase period is 85% of the lesser of (a) the fair market value of the shares on the offering date of such offering period or (b) the fair market value of the shares on the given purchase date.

         Perquisites and Other Personal Benefits

         The Company provides some executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

         Some executive officers are provided use of company automobiles and all employees can participate in the plans and programs described above.

         Each employee of the Company is entitled to term life insurance, premiums for which are paid by the Company in the amount of one-times annual base salary. In addition, each employee is entitled to receive certain medical and dental benefits and part of the cost is funded by the employee.

         Accounting and Tax Considerations

         The Company's stock option grant policy has been impacted by the implementation of SFAS No. 123R, which was adopted in the first quarter of fiscal year 2006. Under this accounting pronouncement, the Company is required to value unvested stock options granted prior to the adoption of SFAS 123 under the fair value method and expense those amounts in the income statement over the stock option's remaining vesting period.

         Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to Monterey Gourmet Foods' chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under
Section 162(m) or related regulations. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under the Option Plan generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

Summary Compensation Table (2006)

         The following table includes information concerning compensation for the one year period ended December 31, 2006 in reference to the five most highly compensated employees of the Company which includes required disclosure related to the CEO and CFO.

                                                                                          Option         All Other
Name and Principal Position                        Year   Salary $ (4)    Bonus $ (5)     Awards (8)   Compensation (9)    Total
---------------------------                        ----   ------------   ------------   ------------   ---------------- ------------
James M. Williams (1)                              2006   $    335,000   $   41,959     $    193,515   $     295,786(6) $    866,260
Former President and CEO

Eric C. Eddings (3)                                2006   $    227,950   $  155,622     $     74,631   $      16,431    $    474,634
Current President and CEO

Scott S. Wheeler (2)                               2006   $    177,308   $   15,000     $     24,549   $       7,092    $    223,949
Chief Financial Officer

A. Martin Adams                                    2006   $    181,125   $   82,883(7)  $         --   $      14,294    $    278,302
Chief Executive Officer - Sonoma Foods, Inc.

C. David Viviani                                   2006   $    181,125   $   82,883(7)  $         --   $      14,294    $    278,302
Chief Operating Officer - Sonoma Foods, Inc.

(1) Mr. Williams joined the Company in October 2002 as President. On December 28, 2002, Mr. Williams was promoted to President and Chief Executive Officer. On September 5, 2006 Mr. Williams resigned as an officer and Board member of the Company.
(2) Mr. Wheeler joined the Company in April 2003 and was promoted to Chief financial Officer in October 2003.
(3) Mr. Eddings joined the Company in January 2004 as part of the acquisition of CIBO Naturals LLC. Mr. Eddings became President and Chief Executive Officer on September 5, 2006.
(4) Includes amounts (if any) deferred at the named executive officer's option under the Company's 401(k) plan.
(5) Bonuses were based on the Company's performance and other objectives obtained.
(6) Represents payments made in accordance with the separation agreement between Mr. Williams and the Company.
(7) Amount paid as part of the purchase agreement for Sonoma Foods, Inc. and deemed compensation according to GAAP.
(8) Amounts calculated utilized the provisions of SFAS No. 123R "Share-based Payments" of the consolidated financial statements and reconciled to the amounts expensed in the Company's 2006 financial statements. Since the vesting of the option awards are over three years, this amount represents only a portion of the fair value of the options granted during 2005 and 2006. The fair value of the options granted in 2006 are: Mr. Williams $132,143; Mr. Eddings $317,085; Mr. Wheeler $0; Mr. Adams $0; and Mr. Viviani $0.
(9) The Company matches 100% of the employee contributions to the Company's 401-k plan up to 4% of individual compensation. All of the named executives contributed a minimum of 4% of base salary to the 401-k plan and the Company matched that contribution. Also, Mr. Williams, Mr. Eddings, Mr. Adams, and Mr. Viviani received a car allowance.

Grants of Plan-Based Awards for 2006

         The following table sets forth certain information with respect to the options granted during or for the calendar year ended December 31, 2006 to each of the executive officers listed in the Summary Compensation Table.



                                                                        All Other
                                                                         Option
                                                                         Awards:                      Grant Date
                                                                        Number of       Exercise or   Fair Value
                                                                        Securities      Base Price     of Stock
                                                                        Underlying       of Option    and Option
Name and Principal Position                           Grant Date         Options          Awards        Awards
-----------------------------------------------       ----------       -----------      ----------   -----------
James M. Williams                                       9/5/2006          150,000           3.72     $   132,143
Former President and CEO

Eric C. Eddings                                        9/13/2006          150,000           3.89     $   317,085
Current President and CEO

Scott S. Wheeler                                                               --             --              --
Chief Financial Officer

A. Martin Adams
Chief Executive Officer - Sonoma Foods, Inc.                                   --             --              --

C. David Viviani
Chief Operating Officer - Sonoma Foods, Inc.                                   --             --              --

Outstanding Equity Awards at December 31, 2006

         The following table includes certain information with respect to the value at the calendar year end December 31, 2006 of all unexercised options previously awarded to the executive officers named above.

                                                                             Option Awards
                                                    ------------------------------------------------------------
                                                                       Number of
                                                     Number of        Securities
                                                     Securities       Underlying
                                                     Underlying       Unexercised
                                                     Unexercised        Options          Option         Option
Name and Principal                                     Options       Unexercisable      Exercise      Expiration
Position                                             Exercisable          (1)            Price           Date
------------------------------------------------    ------------     ------------     ----------      ----------
James M. Williams                                         50,000               --     $     3.76        9/5/2009
Former President and CEO                                  50,000               --     $     3.44        9/5/2009
                                                          50,000               --     $     3.95        9/5/2009

Eric C. Eddings                                            5,000           10,000     $     3.95       12/9/2015
Current President and CEO                                     --          150,000     $     3.89       9/13/2016

Scott S. Wheeler                                          10,000               --     $     3.39       4/26/2013
Chief Financial Officer                                   15,000               --     $     3.76      10/29/2013
                                                          15,000               --     $     3.44      11/11/2014
                                                           6,667           13,333     $     3.95       12/9/2015

A. Martin Adams                                               --               --             --              --
Chief Executive Officer - Sonoma Foods, Inc.

C. David Viviani                                              --               --             --              --
Chief Operating Officer - Sonoma Foods, Inc.

Option Exercises and Stock Vested in 2006

         The following table includes certain information with respect to the options exercised by the executive officers named above during the calendar year ended December 31, 2006.

                                                            Option Awards
                                                    ---------------------------
                                                     Number of
                                                       Shares
                                                      Acquired    Value Realized
Name and Principal Position                          on Exercise    on Exercise
-------------------------------------------         ------------   ------------
James M. Williams                                             --             --
Former President and CEO

Eric C. Eddings                                           15,000   $     44,228
Current President and CEO                                 15,000   $     36,855

Scott S. Wheeler                                              --             --
Chief Financial Officer

A. Martin Adams
Chief Executive Officer - Sonoma Foods, Inc.                  --             --

C. David Viviani
Chief Operating Officer - Sonoma Foods, Inc.                  --             --


(1) All options listed above vest at a rate of 33% per year over the first three years of the ten-year option term.


Board of Directors Compensation Table for 2006

         The following table provides compensation information for the one year period ended December 31, 2006 for each non-employee member of the Company's Board of Directors. Compensation information regarding the two management directors, Eric C. Eddings and Scott S. Wheeler, is included in the Summary Compensation Table.


                                        Fees
                                       Earned
                                      or Paid in      Option
Name                                   Cash (1)      Awards (2)        Total
---------------------                ------------   ------------   ------------
Charles B. Bonner                    $     14,800   $     24,327   $     39,127

F. Christopher Cruger                $     12,000   $     24,327   $     36,327

Michael P. Schall                    $     12,000   $     24,327   $     36,327

Van Tunstall                         $     19,000   $     33,774   $     52,774

James Wong                           $     14,000   $     24,327   $     38,327

Walter L Henning                     $     12,000   $     24,327   $     36,327

John H. McGarvey                     $     12,688   $     18,488   $     31,176

1. Independent directors are reimbursed for out-of-pocket travel expenses which are not included in this table. Each Board member receives a stipend of $3,000 for each Board meeting attended. The Board Chairman receives $4,500 for each Board meeting attended. The Audit Committee Chairperson receives a stipend of $700 for each Audit Committee meeting chaired, the

     Compensation Committee chairperson receives a stipend of $500 for each committee meeting chaired, and the Board Chairman receives a stipend of $1,000 for each meeting chaired.
2. Since the vesting of the option awards are over three years, this amount represents only a portion of the fair value of the options granted during 2006. The fair value of the options granted in 2006 is: Mr. Bonner $40,211; Mr. Cruger $40,211; Mr. Schall $40,211; Mr. Tunstall $60,933; Mr. Wong $40,211; Mr. Henning $40,211; Mr. McGarvey $50,263. Each non-employee Board member is granted 10,000 stock options each year with a grant date on the annual shareholder's meeting. The Board Chairman receives 15,000 stock options each year.

Certain Relationships and Related Transactions

         The Company's policy is to forbid all related party transactions; hence there is no separate policy to govern Board of Directors review or approval of such matters. As of December 31, 2006, there were no related party transactions. We are party to indemnification agreements with each of the executive officers and directors. Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

         On September 4, 2006, the Board of Directors of the Company appointed Eric Eddings as President and Chief Executive Officer of Monterey Gourmet Foods effective September 5, 2006, pursuant to an employment contract which was signed on September 15, 2006 and filed on Form 8-K on September 21, 2006 and is incorporate here by reference.

         As part of the agreement, the Company will pay Mr. Eddings a base salary of $285,000 per year. Mr. Eddings will be eligible for an annual cash bonus based on performance and achieving certain goals. In addition, Mr. Eddings received an incentive stock option to purchase 150,000 shares of the Company's common stock vesting and exercisable in installments of 50,000 shares on each of the first, second, and third anniversaries of his employment agreement. As part of the agreement, if Mr. Eddings is terminated by the Board of Directors without cause, Mr. Eddings will be eligible for severance compensation equal to twelve months of his then applicable base annual salary.

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended December 31, 2006, executive compensation was administered by the Compensation Committee comprised of three independent members of the Board of Directors, James Wong, Walter L. Henning, and F. Christopher Cruger.

Compensation Committee Report

         We have reviewed and discussed with management the Compensation Discussion and Analysis provided above in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and Proxy Statement for the Annual Meeting of Shareholders.

                                       Compensation Committee

                                       James Wong, Chairman
                                       Walter Henning
                                       F. Christopher Cruger


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 5% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

         Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-5% stockholders were complied with during the fiscal year which ended December 31, 2006.

                          REPORT OF THE AUDIT COMMITTEE

         Information contained in the following Report of the Audit Committee shall not be deemed "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any of the Company's filings under the Exchange Act, notwithstanding anything to the contrary set forth in any such filing, except to the extent that the Company specifically incorporates it by reference into such filing.

         The Audit Committee oversees Monterey Gourmet Foods' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditor, BDO Seidman, LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

         The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an "independent director" as defined in the listing standards for The NASDAQ Global Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors, a copy of which will be provided free of charge to any stockholder upon written request to Scott Wheeler, Secretary, Monterey Gourmet Foods, Inc. 1528 Moffett Street, Salinas, California 93905.

         The Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with BDO Seidman, LLP, with and without management present, to discuss the overall scope of BDO Seidman, LLP's audit, the results of its examinations, its evaluations of Monterey Gourmet Foods' internal controls and the overall quality of its financial reporting. The Committee has implemented a "Whistle Blower" policy whereby employees can speak directly with the Chairman of the Audit Committee regarding issues at the Company. As of March 31, 2007, no calls have been placed with the Audit Committee Chairman.

         The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Monterey Gourmet Foods that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

         Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that Monterey Gourmet Foods audited financial statements be included in Monterey Gourmet Foods' Annual Report on Form 10-K for the calendar year ended December 31, 2006.

                                          Audit Committee

                                          Charles B. Bonner, Chairman
                                          Michael P. Schall
                                          John H. McGarvey

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

                        COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market Index (U.S. Companies) and peer issuers for the period commencing on January 1, 2001(1) and ending on December 31, 2006.

       Comparison of Cumulative Total Return From January 1, 2001 through
                               December 31, 2006:
                Monterey Gourmet Foods, NASDAQ Stock Market Index
                        (U.S. Companies) and Peer Issuers

                             [GRAPHIC CHART OMITTED]



                            Dec. 31,    Dec. 31,    Dec. 26,    Dec. 23,    Dec. 30,    Dec. 30,
                              2001        2002        2003        2004        2005        2006
--------------------------  --------    --------    --------    --------    --------    --------
Monterey Gourmet Foods         100.0        50.3        46.9        43.2        54.0        58.7
NASDAQ Stock Market (U.S.)     100.0        69.1       101.9       111.7       114.9       126.2
Peer Issuers                   100.0        80.0        90.3        83.4       100.5       118.5

(1) The index level for all series was set to $100.00 on 12/31/2001, and it was assumed that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2008 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than February 15, 2008.

                        TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2007 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                       By order of the Board of Directors

                                       /s/ SCOTT S. WHEELER
                                       -----------------------------------------
                                       SCOTT S. WHEELER
                                       Secretary


May 4, 2007


                                       20